EXHIBIT 8.1

LIST OF SIGNIFICANT SUBSIDIARIES(1)

As of May 6, 2011

Incorporated in Portugal

Directel Listas Telefónicas Internacionais, Lda.

Portugal Telecom—Associação de Cuidados de Saúde

Portugal Telecom Inovação, S.A.

Previsão—Sociedade Gestora de Fundos de Pensões, S.A.

PT Centro Corporativo, S.A.

PT Compras—Serviços de Consultoria e Negociação, S.A.

PT Comunicações, S.A.

PT Contact—Telemarketing e Serviços de Informação, S.A.

PT Investimentos Internacionais, S.A.

PT Móveis, S.G.P.S., S.A.

PT Participações, SGPS, S.A.

PT Portugal, S.G.P.S., S.A.

PT Prestações-Mandatária de Aquisições e Gestão de Bens, S.A.

PT Prime—Soluções Empresariais de Telecomunicações e Sistemas, S.A.

PT Pro, Serviços Administrativos e de Gestão Partilhados, S.A.

PT Sistemas de Informação, S.A.

PT Ventures, SGPS, S.A.

TMN—Telecomunicações Móveis Nacionais, S.A.

Incorporated in Brazil

Oi Entities:

Telemar Participações S.A. (direct and indirect ownership interest of 25.6%)

Tele Norte Leste Participações S.A. (direct and indirect ownership interest of 17.9%, including through the Telemar Participações S.A. interest above)

Telemar Norte Leste S.A. (direct and indirect ownership interest of 25.3%, including through the Telemar Participações S.A. and Tele Norte Leste Participações S.A. interests above)

Contax Entities:

CTX Participações S.A. (direct and indirect ownership interest of 42.0%)

Contax Participações S.A. (direct and indirect ownership interest of 14.1%, including through the CTX Participações S.A. interest above)

Contax S.A. (direct and indirect ownership interest of 14.1%, including through the CTX Participações S.A. and Contax Participações S.A. interest above)

Dedic GPTI S.A.

Portugal Telecom, Brasil, S.A.

PT Inovação Brasil, Ltda.

Incorporated in the Netherlands

Africatel Holdings B.V. (75.0%)

Portugal Telecom International Finance B.V.

Other

Cabo Verde Telecom, S.A. (40.0%)

CST—Companhia Santomensa de Telecomunicações, S.A.R.L. (51.0%)

CTM—Companhia de Telecomunicações de Macau, S.A.R.L. (28.0%)

MTC—Mobile Telecommunications Limited (34.0%)

Timor Telecom, S.A. (41.1%)

Unitel (25.0%)

(1)           All subsidiaries are wholly owned by Portugal Telecom, except where ownership is noted in parentheses.